UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

July 9, 2012

Date of Report (date of earliest event reported)

PCTEL, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-27115	77-0364943
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

471 Brighton Drive

Bloomingdale, Illinois 60108

(Address of Principal Executive Offices, including Zip Code)

(630) 372-6800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On July 9, 2012, PCTEL, Inc. (“PCTEL” or “the Company”), through PCTelWorx, Inc., its wholly-owned subsidiary (“PCTelWorx”), acquired substantially all of the assets of, and assumed certain specified liabilities of, TelWorx Communications LLC (“TelW”), TelWorx U.K. Limited (“TelW UK”), TowerWorx LLC (“TW”) and TowerWorx International, Inc. (“TW Intl”) (Tel W, TelW UK, TW and TW Intl are referred to below collectively as the “Sellers”), pursuant to an Asset Purchase Agreement dated as of July 9, 2012 among PCTEL, the Sellers and Tim and Brenda Scronce, the principal owners of the Sellers (the “Acquisition Agreement”). The business of the Sellers is based in Lexington, North Carolina. The Sellers design and deliver RF system solutions, products, and technical services for SCADA, in-building, defense, oil and gas, and rail markets, with traction in data centers, carrier markets and defense applications. The purchase price was $16.5 Million in cash paid at the closing of the transaction, with a potential stock-based earn-out that would bring the total consideration to $18.0 Million. The earn-out is dependent on the achievement of certain Company-wide revenue and earnings goals in 2013. The cash consideration paid was provided from PCTEL’s existing cash. The assets acquired consisted primarily of working capital (accounts receivable, inventory, accounts payable), fixed assets, intellectual property, and customer relationships.

Under the Acquisition Agreement, the Sellers and their principal owners are required to indemnify PCTEL against losses resulting from breaches of representations and warranties contained in the Acquisition Agreement, breaches of various covenants contained in the Acquisition Agreement and liabilities of the Sellers not explicitly assumed by PCTelWorx. The indemnification obligations relating to representations and warranties generally survive through December 31, 2013, with certain exceptions, as to which longer survival periods apply. An escrow arrangement has been established under the Acquisition Agreement for the benefit of PCTEL to provide security for indemnification obligations through December 31, 2013.

PCTelWorx will continue the employment of 46 employees of TelW and TW. The key managers of TelW and TW, who will remain as employees of PCTelWorx, have entered into employment arrangements that include a non-competition covenant during their employment and for twelve months thereafter. PCTelWorx has entered into a lease agreement for the continued use of the operating facility and offices where TelW is presently located in Lexington, North Carolina.

A copy of the Acquisition Agreement is filed as Exhibit 2.1 hereto and is incorporated by reference into this report. The description of the Acquisition Agreement set forth above is only a summary of the material terms of that agreement and is qualified in its entirety by the text of the Acquisition Agreement.

A copy of the press release of PCTEL dated July 9, 2012 announcing the acquisition is attached hereto as Exhibit 99.1.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Business Acquired.

PCTEL will file such financial statements of the business acquired, as may be required under Item 9.01 of Form 8-K, as soon as practicable pending reconciliation of such financial statements to the requirements of United States generally accepted accounting principles, and in any event not later than 71 days after the date on which this Current Report was required to be filed pursuant to Item 2.01.

(b) Pro Forma Financial Information.

PCTEL will file such pro forma financial statements of the business acquired, as may be required under Item 9.01 of Form 8-K, as soon as practicable pending reconciliation of the historical financial statements of the business acquired to the requirements of United States generally accepted accounting principles, and in any event not later than 71 days after the date on which this Current Report was required to be filed pursuant to Item 2.01.

(d) Exhibits.

2.1(a) Acquisition Agreement (Asset Purchase Agreement) dated July 9, 2012, by and among PCTEL, TelWorx Communications, LLC, and other parties.

99.1 Press release, dated July 9, 2012, announcing the acquisition by PCTEL of the assets of TelWorx Communications, LLC and other parties.

(a) Pursuant to Item 601(b)(2) of Regulation S-K, the schedules to the Acquisition Agreement have been omitted from this report. PCTEL agrees to supplementally furnish a copy of such schedules to the Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 13, 2012

PCTEL, INC.

By:	/s/ John W. Schoen

John W. Schoen, Chief Financial Officer

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